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                                                                           PROXY

                           Carl I. Brown and Company


                                REVOCABLE PROXY

      (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARL I. BROWN AND COMPANY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
      ________________, 1994)

         The undersigned hereby appoints ___________________________, and any one or more of them with full powers of substitution, as attorneys and proxies for the undersigned, to represent and vote all shares of Common Stock of Carl
I. Brown and Company ("CIB") standing in my name on the books and records of CIB at the close of business on ________________, 1994 which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held at the main office of Carl I. Brown and Company, _______________________, Kansas City, Missouri, on ________________, 1994 at 10:00 a.m., local time, and at any and all adjournments as follows:


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                                                                         For               Against            Abstain
                                                                      _________          __________         __________

 1.  Approval of the Agreement and Plan of Merger dated as of
 September 6, 1994, (the "Merger Agreement") by and between
 First Tennessee National Corporation ("FTNC"), First
 Tennessee Bank National Association ("FTB"), and CIB which
 provides for the merger of First Tennessee Interim
 Corporation, a wholly-owned subsidiary of FTNC, with and
 into CIB and provides that immediately prior to the merger
 FTNC will direct that all shares of CIB Common Stock, as the surviving corporation, be issued directly to FTB, as a
 result of which CIB will become a wholly-owned subsidiary of
 FTB.                                                             ____________        _____________         _____________

 2.  At their discretion, on such other business as may
 properly come before the Special Meeting or any adjournments
 or postponements thereof.                                        ____________        _____________         _____________


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NOTE:  The Board of Directors is not aware of any other business that may come before the meeting.
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             THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS
                      STATED IF NO CHOICE IS MADE HEREON

         Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of Carl I. Brown and Company at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt of a Notice of Special Meeting called for the _____th day of __________________, 1994; and the Proxy Statement-Prospectus dated the ____ day of ___________, 1994 prior to the execution of this Proxy.


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

                                                                    _______________________________________
                                                                    Print Name of Shareholder


         Date:_____________________                                 _______________________________________
                                                                    Signature of Shareholder


                                                                    _______________________________________
                                                                    Print Name of Shareholder


         Date:_____________________                                 _______________________________________
                                                                    Signature of Shareholder

                                                                    (Please sign exactly as your name
                                                                    appears on the envelope in which this
                                                                    card was mailed.  When signing as
                                                                    attorney, executor, administrator,
                                                                    trustee or guardian, please give your
                                                                    full title.  If more than one trustee,
                                                                    all should sign.  If shares are held
                                                                    jointly, each holder should sign.)
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